Exhibit a(2)

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                          GAM AVALON MULTI-GLOBAL, L.P.

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                          LIMITED PARTNERSHIP AGREEMENT

                                 January 2, 2001


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                                TABLE OF CONTENTS

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                                                                                                               Page

Article I DEFINITIONS.............................................................................................1


Article II ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS.........................................................5
   2.1.    FORMATION OF LIMITED PARTNERSHIP.......................................................................5
   2.2.    NAME...................................................................................................5
   2.3.    PRINCIPAL AND REGISTERED OFFICE........................................................................5
   2.4.    DURATION...............................................................................................6
   2.5.    BUSINESS OF THE FUND...................................................................................6
   2.6.    GENERAL PARTNER........................................................................................6
   2.7.    LIMITED PARTNERS.......................................................................................6
   2.8.    ORGANIZATIONAL LIMITED PARTNER.........................................................................6
   2.9.    BOTH GENERAL AND LIMITED PARTNER.......................................................................7
   2.10.   LIMITED LIABILITY......................................................................................7
   2.11.   DIRECTORS..............................................................................................7

Article III MANAGEMENT; ADVICE AND MANAGEMENT.....................................................................8
   3.1.    MANAGEMENT AND CONTROL.................................................................................8
   3.2.    ACTIONS BY DIRECTORS...................................................................................9
   3.3.    MEETINGS OF PARTNERS...................................................................................9
   3.4.    ADVICE AND MANAGEMENT.................................................................................10
   3.5.    CUSTODY OF ASSETS OF THE FUND.........................................................................13
   3.6.    BROKERAGE.............................................................................................13
   3.7.    OTHER ACTIVITIES......................................................................................13
   3.8.    DUTY OF CARE..........................................................................................14
   3.9.    INDEMNIFICATION.......................................................................................14
   3.10.   FEES, EXPENSES AND REIMBURSEMENT......................................................................16

Article IV TERMINATION OF STATUS OF GENERAL PARTNER; REMOVAL OF GENERAL PARTNER; TRANSFERS AND REPURCHASES.......18
   4.1.    TERMINATION OF STATUS OF THE GENERAL PARTNER..........................................................18
   4.2.    REMOVAL OF GENERAL PARTNER............................................................................18
   4.3.    TRANSFER OF INTERESTS OF GENERAL PARTNER..............................................................18
   4.4.    TRANSFER OF INTERESTS OF LIMITED PARTNERS.............................................................19
   4.5.    REPURCHASE OF INTERESTS...............................................................................19

Article V CAPITAL................................................................................................21
   5.1.    CONTRIBUTIONS TO CAPITAL..............................................................................21
   5.2.    RIGHTS OF PARTNERS TO CAPITAL.........................................................................22
   5.3.    CAPITAL ACCOUNTS......................................................................................22
   5.4.    ALLOCATION OF NET PROFIT AND LOSS.....................................................................23
   5.5.    ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES........................................23
   5.6.    RESERVES..............................................................................................24
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   5.7.    ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS..........................................................24
   5.8.    ALLOCATIONS PRIOR TO CLOSING DATE.....................................................................24
   5.9.    TAX ALLOCATIONS.......................................................................................25
   5.10.   DISTRIBUTIONS.........................................................................................25

Article VI DISSOLUTION AND LIQUIDATION...........................................................................26
   6.1.    DISSOLUTION...........................................................................................26
   6.2.    LIQUIDATION OF ASSETS.................................................................................27

Article VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.........................................................28
   7.1.    ACCOUNTING AND REPORTS................................................................................28
   7.2.    DETERMINATIONS BY GENERAL PARTNER.....................................................................28
   7.3.    VALUATION OF ASSETS...................................................................................28

Article VIII MISCELLANEOUS PROVISIONS............................................................................29
   8.1.    AMENDMENT OF PARTNERSHIP AGREEMENT....................................................................29
   8.2.    SPECIAL POWER OF ATTORNEY.............................................................................30
   8.3.    NOTICES...............................................................................................31
   8.4.    AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.........................................................32
   8.5.    APPLICABILITY OF 1940 ACT AND FORM N-2................................................................32
   8.6.    CHOICE OF LAW; ARBITRATION............................................................................32
   8.7.    NOT FOR BENEFIT OF CREDITORS..........................................................................33
   8.8.    CONSENTS..............................................................................................33
   8.9.    MERGER AND CONSOLIDATION..............................................................................33
   8.10.   PRONOUNS..............................................................................................34
   8.11.   CONFIDENTIALITY.......................................................................................34
   8.12.   CERTIFICATION OF NON-FOREIGN STATUS...................................................................34
   8.13.   SEVERABILITY..........................................................................................35
   8.14.   ENTIRE AGREEMENT......................................................................................35
   8.15.   DISCRETION............................................................................................35
   8.16.   COUNTERPARTS..........................................................................................35

                          GAM AVALON MULTI-GLOBAL, L.P.

                          LIMITED PARTNERSHIP AGREEMENT

     THIS LIMITED PARTNERSHIP AGREEMENT of GAM Avalon Multi-Global, L.P. (the "Fund") is dated as of January 2, 2001 by and among Global Asset Management
(USA) Inc., a Delaware corporation, as the General Partner, GAM Services, Inc. as the Organizational Limited Partner, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a General Partner or as a Limited Partner.

                                   WITNESSETH:

     WHEREAS, the Fund has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.ss.17-101 et. seq., pursuant to a Certificate of Limited Partnership (the "Certificate") filed with the Secretary of State of the State of Delaware on August 22, 2000; and

     WHEREAS, the parties hereto hereby desire to form and operate the Fund as a limited partnership under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Delaware Act, except as otherwise provided herein; and

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement:

     "Advice and Management" means those services provided to the Fund by the General Partner pursuant to Section 3.4(b) hereof.

     "Advisers Act" means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     "Affiliate"  means  affiliated  person as such term is  defined in the 1940
Act.

     "Agreement" means this Limited Partnership Agreement, as amended and/or restated from time to time.

     "Capital Account" means, with respect to each Partner, the capital account established and maintained on behalf of each Partner pursuant to Section 5.3 hereof.

     "Capital Contribution" means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Partner.

     "Certificate" means the Certificate of Limited Partnership of the Fund and any amendments thereto and/or restatements thereof as filed with the office of the Secretary of State of the State of Delaware.

     "Closing Date" means the first date on or as of which a Limited Partner other than the Organizational Limited Partner is admitted to the Fund.

     "Code" means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act as in effect on the date hereof and as amended from time to time, or any successor law.

     "Directors" means Dr. Burkhard Poschadel, George W. Landau, Robert J. McGuire, Roland Weiser or such other natural persons who, from time to time, pursuant hereto shall become Directors.

     "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of business on the first to occur of the following dates:

     (1)  the last day of a Fiscal Year;


     (2) the day preceding the date as of which a contribution to the capital of the Fund is made by any Partner pursuant to Section 5.1;

     (3) the day on which the Fund repurchases all or a portion of the Units of any Partner pursuant to Section 4.5;

     (4) the day as of which the Fund admits a substituted Partner to whom an Interest (or portion thereof) of a Partner has been Transferred (unless there is no change of beneficial ownership);

     (5) the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Fund Percentages; or

     (6) December 31, or any other date which constitutes the last day of the taxable year of the Fund.


     "Fiscal Year" means the period commencing on the Closing Date and ending on March 31, 2001, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund. The taxable year of the Fund shall end on December 31 of each year, or on any other date designated by the General Partner which is a permitted taxable year end for tax purposes, and need not be the same as the Fiscal Year.

     "Form N-2" means the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

     "Fund" means the limited partnership governed hereby, as such limited partnership may from time to time be constituted.

     "Fund Percentage" means a percentage established for each Partner on the Fund's books as of the first day of each Fiscal Period. The Fund Percentage of a Partner for a Fiscal Period shall be determined by dividing the balance of the Partner's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of such Fiscal Period. The sum of the Fund Percentages of all Partners for each Fiscal Period shall equal 100%.

     "General Partner" means Global Asset Management (USA) Inc., a Delaware corporation, and any other person or persons admitted to the Fund as a general partner of the Fund, collectively, in their capacities as general partners of the Fund, and General Partner means any of the General Partners. Where the term General Partner of the Fund is used and there is more than one general partner, such term shall refer to each General Partner. If at any time there is more than one general partner of the Fund, unless otherwise provided herein, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

     "Independent Directors" means those Directors who are not "interested persons" of the Fund as such term is defined in the 1940 Act.

     "Interest" means the entire ownership interest in the Fund at any particular time of a Partner or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.3 or 4.4 hereof, including the rights and obligations of such Partner or other person under this Agreement and the Delaware Act.

     "Limited Partner" means any person who shall have been admitted to the Fund as a limited partner (including any person who is a General Partner when acting in such person's capacity as a limited partner of the Fund) until the Fund repurchases the entire Interest of such person as a limited partner pursuant to
Section 4.5 hereof or a substitute Limited Partner or Partners are admitted with respect to any such person's entire Interest as a limited partner pursuant to
Section 4.4 hereof, in such person's capacity as a limited partner of the Fund.

     "Management Fee" means the fee paid to the General Partner out of the Fund's assets, and debited against Limited Partners' Capital Accounts, as provided in Section 3.10(a).

     "Memorandum" means the Fund's private placement memorandum, as amended from time to time.

     "Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests.

     "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis which is not in accordance with the respective Fund Percentages of all Partners as of the commencement of such Fiscal Period pursuant to Section 5.6 hereof.

     "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     "1934 Act" means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     "Organizational Limited Partner" means GAM Services, Inc.

     "Partners"  means  the  General   Partner(s)  and  the  Limited   Partners,
collectively.

     "Person"   means  any   individual,   entity,   corporation,   partnership,
association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

     "Portfolio Fund" means a registered investment company, unregistered general or limited partnership, limited liability company or other pooled investment vehicle in which the Fund has invested and which is advised by a Portfolio Manager.

     "Portfolio Manager" means an individual or entity designated by the General Partner to manage a portion of the assets of the Fund, either directly or through the investment by the Fund in a Portfolio Fund. The term Portfolio Manager includes Sub-Advisers.

     "Related Person" means, with respect to any person, (i) a relative, spouse or relative of a spouse who has the same principal residence as such person,
(ii) any trust or estate in which such person and any persons who are related to such person collectively have more than 50% of the beneficial interests (excluding contingent interests) and (iii) any corporation or other organization of which such person and any persons who are related to such person collectively are beneficial owners of more than 50% of the equity securities (excluding directors' qualifying shares) or equity interests.

     "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in
Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

     "Sub-Adviser" means a Portfolio Manager responsible either (i) for directly managing a portion of the assets of the Fund in a managed account or (ii) for managing a special purpose investment vehicle in which the Portfolio Manager and the Fund are the sole investors.

     "Transfer" means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

     "Unit" means the interest of a Partner in the Fund represented by an original Capital Contribution of $100 at the initial closing of subscriptions for interests in the Fund, and with a net asset value determined from time to time thereafter as provided in Section 7.3.

                                   ARTICLE II
                 ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS

2.1. FORMATION OF LIMITED PARTNERSHIP. The parties hereto hereby form the Fund as a limited partnership under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Delaware Act, except as otherwise provided herein. The General Partner shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the General Partner or the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2. NAME. The name of the Fund shall be "GAM Avalon Multi-Global, L.P." or such other name as the General Partner hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Partner. The General Partner hereby grants to the Fund a non-exclusive license to use the name "GAM" in the name of the Fund for so long as Global Asset Management (USA) Inc. shall remain the General Partner of the Fund. The Fund hereby acknowledges that it shall not acquire any legal right or title in or to such name, and agrees to change its name to a name that does not contain the term "GAM" if Global Asset Management (USA) Inc. shall cease to be the General Partner of the Fund for any reason.

2.3. PRINCIPAL AND REGISTERED OFFICE. The Fund shall have its principal office at the principal office of the General Partner, or at such other place as shall be designated from time to time by the General Partner. The Fund shall have its registered office in the State of Delaware at 1013 Centre Road, Wilmington, New Castle County, Delaware, and shall have Corporation Service Company as its registered agent for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the General Partner in accordance with the Delaware Act.

2.4. DURATION. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5. BUSINESS OF THE FUND.

(a) The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities and engage in any financial or derivative transactions relating thereto. Portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) may be invested in general or limited partnerships and other pooled investment vehicles which invest and trade in Securities or in separate managed accounts through which the Fund may invest and trade in Securities, some or all of which may be advised by one or more Portfolio Managers or Sub-Advisers. The Fund may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner may deem necessary or advisable to carry out its objective or business.

(b) The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6. GENERAL PARTNER.

(a) The General Partner may admit to the Fund any person, who shall agree to be bound by all of the terms of this Agreement as a General Partner, as an additional General Partner. The General Partner may admit to the Fund as a substitute General Partner any person to which it has Transferred its Interest as the General Partner pursuant to Section 4.3 hereof. Such person shall be admitted immediately prior to the Transfer and shall continue the business of the Fund without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner shall be reflected on the books and records of the Fund.

(b) Each General Partner shall serve for the duration of the term of the Fund, unless it ceases to be a general partner of the Fund pursuant to Section 4.1 hereof.

2.7. LIMITED PARTNERS. The General Partner may, at any time and without advance notice to or consent from any other Partner, admit any person who shall agree to be bound by all of the terms of this Agreement as an additional Limited Partner. The General Partner may in its absolute discretion reject subscriptions for Units in the Fund. The admission of any person as an additional Limited Partner shall be effective upon the execution and delivery by, or on behalf of, such additional Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner shall cause the books and records of the Fund to reflect the name and the required contribution to the capital of the Fund of such additional Limited Partner. For all purposes of the Delaware Act, the Limited Partners shall constitute a single class or group of limited partners of the Fund.

2.8. ORGANIZATIONAL LIMITED PARTNER. Upon the admission to the Fund of any Limited Partner, the Organizational Limited Partner shall withdraw from the Fund as the Organizational Limited Partner and shall be entitled to the return of its Capital Contribution, if any, without interest or deduction, and shall cease to be a limited partner of the Fund.

2.9. BOTH GENERAL AND LIMITED PARTNER. A Partner may be simultaneously a General Partner and a Limited Partner, in which event such Partner's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

2.10. LIMITED LIABILITY. Except as provided under applicable law, a Limited Partner shall not be liable for the Fund's obligations in any amount in excess of the Capital Account balance of such Partner, plus such Partner's share of undistributed profits and assets. In addition, subject to applicable law, a Limited Partner shall be obligated to return to the Fund amounts distributed to the Limited Partner in accordance with this Agreement if, after giving effect to such distribution, the Fund's liabilities exceed the fair value of the Fund's assets.

2.11. DIRECTORS.

(a) The number of Directors at the Closing Date shall be fixed at four. Thereafter, the number of Directors shall be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than four; provided, however, that no reduction in the number of Directors shall serve to effect the removal of any Director. The Organizational Limited Partner hereby approves the delegation by the General Partner to the Directors, pursuant to
Section 3.1 hereof, of certain of the General Partner's rights and powers.

(b) Each Director shall serve for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 2.11(d) hereof. If any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.11(a) hereof, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving have been approved by the Partners. The Directors may call a meeting of Partners to fill any vacancy in the position of a Director, and shall do so within 60 days after any date on which Directors who were approved by the Partners cease to constitute a majority of the Directors then serving.

(c) If no Director remains, the General Partner shall promptly call a meeting of the Partners, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, approving the appointment of the requisite number of Directors. If the Partners shall determine at such meeting not to continue the business of the Fund, or if the approval of the appointment of the requisite number of Directors is not approved within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

(d) The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall resign as a Director (upon not less than 90 days' prior written notice to the other Directors); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; or (vi) shall be determined to be ineligible to serve as a director of a registered investment company pursuant to the 1940 Act.

(e) Any Director may be removed by the vote or written consent of Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners.

                                  ARTICLE III
                        MANAGEMENT; ADVICE AND MANAGEMENT

3.1. MANAGEMENT AND CONTROL.

(a) The General Partner hereby irrevocably delegates to the Directors, except for the power to execute documents on behalf of the Fund and to bind the Fund and except to the extent any such delegation is not permitted under the Delaware Act and so long as the Fund shall have Directors, its rights and powers to manage and control the business affairs of the Fund, including without limitation the complete authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business, and to do all things necessary and proper to carry out the objective and business of the Fund, including, without limitation, the power to engage the General Partner to provide Advice and Management, as well as to exercise such other rights and powers expressly given to the Directors under this Agreement. The parties hereto intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers and authority on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers and authority on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Directors, the General Partner shall manage and control the Fund. Each Director shall be the agent of the General Partner but shall not, for any purpose, be a Partner. Notwithstanding the foregoing delegation, the General Partner will not cease to be the general partner of the Fund and will continue to be liable as such and in no event shall a Director be considered a general partner of the Fund by agreement, estoppel or otherwise as a result of the performance of his or her duties hereunder or otherwise. The General Partner retains only those rights, powers and duties that have not been delegated hereunder. The Directors may make Capital Contributions and own Units in the Fund.

(b) Global Asset Management (USA) Inc. shall be the designated tax matters partner for purposes of Section 6231(a)(7) of the Code. Each Partner agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund. The tax matters partner shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c) Limited  Partners  shall have no right to  participate  in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Limited Partners shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act.

3.2. ACTIONS BY DIRECTORS.

(a) Unless provided  otherwise in this Agreement,  the Directors shall act only:
(i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present either in person or, if permitted by the 1940 Act, by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Chairman of the Directors, who shall preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman or any two Directors, and may be held on such date and at such time and place as the Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c) The Directors may appoint from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund by resolution of the Directors specifying their functions.

3.3. MEETINGS OF PARTNERS.

(a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of Directors then in office, or by Partners holding at least a majority of the total number of votes eligible to be cast by all Partners, and may be held at such time, date and place as the General Partner shall determine in the case of meetings called by the General Partner or the Partners and at such time, date and place as the Directors shall determine in the case of meetings called by the Directors. In each case, the General Partner shall provide notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Partner entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Partner shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Except as otherwise required by applicable law, only matters set forth in the notice of a meeting may be voted on by the Partners at a meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner without additional notice to the Partners. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Partners shall be elected as Directors and (ii) all other actions of the Partners taken at a meeting shall require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at such meeting.

(b) Each Partner shall be entitled to cast at any meeting of Partners a number of votes equivalent to such Partner's Fund Percentage as of the record date for such meeting. The General Partner shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners to determine eligibility to vote at such meeting and the number of votes which each Partner will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

(c) A Partner may vote at any meeting of Partners by a properly executed proxy transmitted to the Fund at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to Delaware corporations now or hereinafter in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Partner executing the proxy shall be present at the meeting and vote in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting forth the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required under this Agreement to approve such action.

3.4. ADVICE AND MANAGEMENT.

(a) Among their powers, the Directors shall have the power to engage the General Partner to provide Advice and Management to the Fund under their direction, subject to the initial approval thereof prior to the Closing Date by the Directors (including the vote of a majority of the Independent Directors at a meeting called for such purpose) and by the Organizational Limited Partner. The Directors also delegate to the General Partner the rights and powers expressly given to the General Partner under this Agreement. The authority of the General Partner granted under this Section 3.4 shall become effective upon such initial approvals and shall terminate: (i) if any period of 12 consecutive months following the first 12 consecutive months of the effectiveness of such authority shall conclude without the approval of the continuation of such authority by either (A) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (B) the Directors, and in either case, approval by a majority of the Independent Directors by vote cast in person at a meeting called for such purpose; (ii) if revoked by the Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, in either case with 60 days' prior written notice to the General Partner; or (iii) at the election of the General Partner with 60 days' prior written notice to the Directors. The authority of the General Partner to provide Advice and Management pursuant to this Section 3.4 shall automatically terminate upon the occurrence of any event in connection with the General Partner, its provision of Advice and Management, this Agreement or otherwise which constitutes an "assignment" within the meaning of the 1940 Act. If the authority of the General Partner under this Section 3.4 is terminated as provided herein, the Directors may appoint, subject to the approval thereof by a majority of the Independent Directors and by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, a person or persons to provide Advice and Management to the Fund, and shall cause the terms and conditions of such appointment to be stated in an agreement executed on behalf of the Fund and such person or persons. Notwithstanding anything in this Agreement to the contrary, upon receiving the requisite approval set forth in the preceding sentence, the Fund, and the General Partner on behalf of the Fund, shall have the power and authority to enter into such agreement without any further act, vote or approval of any Partner.

(b) So long as the General Partner has been and continues to be authorized to provide Advice and Management, it shall have, subject to any policies and restrictions set forth in any current offering memorandum issued by the Fund, this Agreement, the Form N-2 or the 1940 Act, or adopted from time to time by the Directors and communicated in writing to the General Partner, full discretion and authority (i) to manage the assets and liabilities of the Fund using a multi-manager investment management strategy as described in the Memorandum, (ii) to identify and evaluate Portfolio Managers and Portfolio Funds and to determine the assets of the Fund to be committed to each Portfolio Manager and Portfolio Fund from time to time (subject to Section 3.4(b)(15) in the case of Sub-Advisers), in each case subject to the terms and conditions of the respective governing documents of each Portfolio Manager and Portfolio Fund,
(iii) to invest directly the assets of the Fund in liquid investments pending allocation or reallocation of such assets in Portfolio Funds or to ensure the availability of cash as required by the Fund in the ordinary course of its business, and (iv) to manage the day-to-day business and affairs of the Fund. In furtherance of and subject to the foregoing, the General Partner, except as otherwise provided in this Agreement, shall have full power and authority on behalf of the Fund:

     (1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Fund, including without limitation interests in Portfolio Funds, and to loan Securities of the Fund;

     (2) to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, the voting of limited partnership interests or shares of Portfolio Funds;

     (3) to enter into subscription or other agreements relating to investments in Portfolio Funds (subject to Section 3.4(b)(15) in the case of agreements with Sub-Advisers), including without limitation agreements irrevocably to forego the Fund's right to vote its interests or shares of the Portfolio Funds;

     (4) to enter into agreements with Portfolio Managers and Portfolio Funds (subject to Section 3.4(b)(15) in the case of agreements with Sub-Advisers) that provide for, among other things, the payment of management fees and allocations of profits to Portfolio Managers and the indemnification by the Fund of Portfolio Managers and Portfolio Funds to the same or different extent as provided for in respect of the General Partner, and to terminate such agreements;

     (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the General Partner considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions;

     (6) to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefor, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partners with respect to repurchases of Units and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

     (7) to issue to any Partner an instrument certifying that such Partner is the owner of Units;

     (8) to call and conduct meetings of Partners at the Fund's principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

     (9) to engage and terminate such attorneys, accountants and other professional advisers and consultants as the General Partner may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Directors;

     (10) subject to Section 3.4(b)(15), to engage the services of persons, including GAM International Management Limited, to assist the General Partner in providing, or to provide under the General Partner's control and supervision, Advice and Management to the Fund at the expense of the General Partner and to terminate such services;

     (11) to assist in the preparation and filing of any required tax or information returns to be made by the Fund;

     (12) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

     (13) if directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of the Fund or relating to the performance of the Directors or the General Partner, or any of their principals, directors, officers, members, employees and agents;

     (14) to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are necessary and appropriate for the conduct of the business of the Fund; and

     (15) (A) to commit all or part of the Fund's assets to the discretionary management of one or more Sub-Advisers, the selection of which shall be subject to the approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to enter into agreements with the Sub-Advisers that provide for, among other things, the indemnification by the Fund of the Sub-Advisers to the same or different extent as provided for in respect of the General Partner, and to terminate such agreements, and
          (C) to  authorize  the payment
          of fees and allocations of profits to Sub-Advisers pursuant to their respective governing documents.

3.5. CUSTODY OF ASSETS OF THE FUND. Notwithstanding anything to the contrary contained herein, the General Partner shall not have any authority to hold or have possession or custody of any funds, Securities or other property of the Fund. The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund. The General Partner shall have no responsibility with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other assets of the Fund, and all such duties of collection, physical acquisition or safekeeping shall be the sole obligation of such custodians.

3.6. BROKERAGE. In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Fund pursuant to Sections 3.4(b)(5) and (6) hereof, the General Partner may, subject to such policies as are adopted by the Fund and to the provisions of applicable law, agree to such commissions, fees and other charges on behalf of the Fund as it shall deem reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker's facilities, and the broker's provision or payment of the costs of research and other services which are of benefit to the Fund and the General Partner and other clients of and accounts managed by the General Partner, even if the cost of such services does not represent the lowest cost available. The General Partner shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the Federal securities laws. The General Partner, subject to such procedures as may be adopted by the Directors, may use Affiliates of the General Partner as brokers to effect the Fund's Securities transactions and the Fund may pay such commissions to such brokers in such amounts as are permissible under applicable law.

3.7. OTHER ACTIVITIES.

(a) The General Partner shall not be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b) Any Partner, and any Affiliate of any Partner, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner shall have any rights in or to such activities of any other Partner, or any profits derived therefrom.

(c) The General Partner, and its members, directors, officers, employees and beneficial owners, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction, for any account over which it or they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which it or they have a beneficial interest or the accounts of others for whom they may provide investment advisory or other services, notwithstanding the fact that the Fund may have or may take a position of any kind or otherwise; provided, however, that the General Partner shall not cause the Fund to purchase any asset from or sell any asset to any such discretionary account without the consent of the Directors and in accordance with the 1940 Act.

(d) To the extent that at law or in equity the Directors or the General Partner have duties (including fiduciary duties) and liabilities relating thereto to the Fund or to any other Partner, any such person acting under this Agreement shall not be liable to the Fund or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such person.

3.8. DUTY OF CARE.

(a) The Directors and the General Partner, including any officer, director, partner, member, principal, employee or agent of the foregoing, shall not be liable to the Fund or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of such person's services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties hereunder.

(b) Limited Partners not in breach of any obligation hereunder or under any agreement pursuant to which the Limited Partner subscribed for Units shall be liable to the Fund, any Partner or third parties only as required by the Delaware Act.

3.9. INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.9(b) hereof, indemnify each General Partner (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, a General Partner or a member thereof, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and their executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an "indemnitee") against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a General Partner or Director of the Fund, or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.9 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.9 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.9(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.9(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Independent Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its Partners to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d) Any indemnification or advancement of expenses made pursuant to this Section
3.9 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.9 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.9 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.9. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.9, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.9 shall be on the Fund (or any Partner acting derivatively or otherwise on behalf of the Fund or its Partners).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.9 or to which he or it may otherwise be entitled except out of the assets of the Fund, and no Partner shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.9 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any General Partner, Director or other person.

(g) The General Partner may enter into agreements indemnifying persons providing services to the Fund to the same extent as set forth in this Section 3.9.

3.10. FEES, EXPENSES AND REIMBURSEMENT.

(a) As consideration for providing Advice and Management, and for so long as the General Partner shall provide Advice and Management to the Fund, the Fund will pay the General Partner a monthly management fee at the annual rate of 2% of the value of each Limited Partner's Capital Account as of the first business day of each month (the "Management Fee"), which amount shall be charged as of such date to the Capital Account of each Limited Partner. The Management Fee will be computed based on the Capital Account of each Limited Partner as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on such date and before giving effect to any repurchase of Units effective as of such date, and will be due and payable in arrears within five business days after the end of the month. The General Partner may waive or reduce the Management Fee calculated with respect to, and deducted from, the Capital Account of any Limited Partner and may pay all or part of the Management Fee to third parties for services rendered in connection with the placement of Units.

(b) The Fund shall compensate each Director for his or her services hereunder as may be agreed to by the Directors and the General Partner. In addition, the Fund shall reimburse the

Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c) The Fund will deduct from all subscriptions for Units in the Fund, and pay to GAM Services, Inc. or any selling agent appointed by GAM Services, Inc., a front-end sales charge in an amount not to exceed 5% of the amount of the subscription, or such lesser amount as shall be agreed with respect to any investor from time to time by the General Partner and GAM Services, Inc. or any such selling agent. The Capital Contribution credited to the Capital Account of each Partner shall be the net amount invested in the Fund after deduction of such sales charge.

(d) The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the General Partner pursuant to this Agreement. Expenses to be borne by the Fund include, but are not limited to, the following:

     (1) all costs and expenses related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Portfolio Funds;

     (2)  all  costs  and  expenses   associated  with  the   organization   and
          registration of the Fund, the offering of Units, and compliance with any applicable Federal or state laws;

     (3) all costs and expenses associated with the organization of Portfolio Funds managed by Sub-Advisers and with the selection of Portfolio Managers, including due diligence and travel-related expenses;

     (4) the costs and expenses of holding any meetings of any Partners that are permitted or are required to be held by this Agreement, the 1940 Act or other applicable law;

     (5) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

     (6) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the General Partner or the Directors;

     (7) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Limited Partners;

     (8) all expenses of computing the net asset value of the Fund and the Units, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

     (9) all charges for equipment or services used for communications between the Fund and any custodian or other agent engaged by the Fund;

     (10) fees payable to custodians and other persons providing administrative or transfer agent services to the Fund; and

     (11) such other types of expenses as may be approved from time to time by the Directors, other than those required to be borne by the General Partner.

The General Partner shall be entitled to reimbursement from the Fund for any of the above expenses that it pays on behalf of the Fund.

                                   ARTICLE IV
                    TERMINATION OF STATUS OF GENERAL PARTNER;
                           REMOVAL OF GENERAL PARTNER;
                            TRANSFERS AND REPURCHASES

     4.1. TERMINATION OF STATUS OF THE GENERAL PARTNER.

(a) A General Partner shall cease to be a general partner of the Fund if the General Partner (i) shall be dissolved or otherwise shall terminate its existence; (ii) shall voluntarily withdraw as General Partner; (iii) shall be removed; (iv) shall transfer its entire Interest as General Partner as permitted under Section 4.3 hereof and such person to which such Interest is transferred is admitted as a substitute General Partner pursuant to Section 2.6(a) hereof; or (v) shall otherwise cease to be a general partner of the Fund under Section 17-402(a) of the Delaware Act.

(b) A General Partner may not withdraw voluntarily as a General Partner until the earliest of (i) one year from the date on which the General Partner shall have given the Directors written notice of its intention to effect such withdrawal (or upon lesser notice if, in the opinion of counsel to the Fund, such withdrawal is not likely to cause the Fund to lose its partnership tax classification) or as otherwise permitted by the 1940 Act; (ii) the date on which the authority of the General Partner to provide Advice and Management is terminated (other than at the election of the General Partner) pursuant to
Section 3.4(a) hereof, unless within 30 days after such termination the Directors request the General Partner not to withdraw, in which case 180 days after the date of such termination, unless a successor general partner is earlier approved by the Fund; and (iii) the date on which one or more persons shall have agreed to assume the obligations of the General Partner hereunder with the approval of the Directors and such other approvals as may be required by the 1940 Act.

4.2. REMOVAL OF GENERAL PARTNER. Any General Partner may be removed by the vote or written consent of Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners.

4.3. TRANSFER OF INTEREST OF GENERAL PARTNER. A General Partner may not Transfer its Interest as the General Partner except to persons who have agreed to be bound by all of the terms of this Agreement and pursuant to applicable law. By executing this Agreement, each other Partner shall be deemed to have consented to any such Transfer permitted by the preceding sentence.

4.4. TRANSFER OF UNITS OF LIMITED PARTNERS.

(a) Units held by a Limited Partner may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Limited Partner or (ii) with the written consent of the General Partner (which may be withheld in the General Partner's sole and absolute discretion). In addition, the General Partner may not consent to a Transfer of Units of a Limited Partner unless the person to whom such Units are transferred (or each of such person's equity owners if such a person is a "private investment company" as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers
Act) is a person whom the General Partner believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements. If any transferee does not meet such investor eligibility requirements, the Fund reserves the right to redeem such investor's Units. In addition to the foregoing, no Limited Partner shall be permitted to Transfer such Limited Partner's Units unless after such Transfer the balance of the Capital Account of the transferee, and of the Limited Partner Transferring less than the Partner's entire Interest, is at least equal to the amount of the Limited Partner's initial Capital Contribution. Any permitted transferee shall be entitled to the allocations and distributions allocable to the Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Limited Partner unless and until such transferee becomes a substituted Limited Partner. If a Limited Partner Transfers Units with the approval of the General Partner, the General Partner shall promptly take all necessary actions so that each transferee or successor to whom such Units is transferred is admitted to the Fund as a Limited Partner. The admission of any transferee as a substituted Limited Partner shall be effective upon the execution and delivery by, or on behalf of, such substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

(b) Each Limited Partner shall indemnify and hold harmless the Fund, the General Partner, the Directors, each other Limited Partner and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Limited Partner in violation of this Section 4.4 and (ii) any misrepresentation by such Limited Partner in connection with any such Transfer.

4.5. REPURCHASE OF INTERESTS.

(a) Except as otherwise provided in this Agreement, no Partner or other person holding Units shall have the right to withdraw or tender Units to the Fund for repurchase. The Directors may from time to time, in their complete and exclusive discretion and on such terms and conditions as the Directors may determine, cause the Fund to repurchase Units pursuant to written tenders. In determining whether to cause the Fund to repurchase Units pursuant to written tenders, the Directors shall consider the following factors, among others:

     (1)  whether any Partners have requested to tender Units to the Fund;

     (2)  the liquidity of the Fund's assets;

     (3)  the investment plans and working capital requirements of the Fund;

     (4)  the relative economies of scale with respect to the size of the Fund;

     (5)  the history of the Fund in repurchasing Units;

     (6)  the condition of the securities markets; and

     (7)  the anticipated tax consequences of any proposed repurchases of Units.

     The Directors shall cause the Fund to repurchase Units pursuant to written tenders only on terms fair to the Fund and to all Partners and persons holding Interests acquired from Partners, as applicable.

(b) Except as set forth in Sections 4.5(c) and (d) hereof, a General Partner may tender its Units under Section 4.5(a) hereof only if and to the extent that (1) such repurchase would not cause the value of the Capital Account of the General Partner to be less than the value thereof required to be maintained pursuant to
Section 5.1(c) hereof, or (2) in the opinion of legal counsel to the Fund, such repurchase would not jeopardize the classification of the Fund as a partnership for U.S. Federal income tax purposes.

(c) More than 180 days after termination of the authority to provide Advice and Management, the General Partner may, by written notice to the Directors, tender to the Fund all or any portion of its Capital Account, established and maintained by it as a general partner of the Fund, which it is not required to maintain pursuant to Section 5.1(c) hereof until it ceases to be a general partner of the Fund pursuant to Section 4.1(a) hereof. Within 30 days after the receipt of such notice, the Directors shall cause the tendered portion of such Capital Account to be repurchased by the Fund for cash.

(d) If a General  Partner ceases to be a general partner of the Fund pursuant to
Section 4.1 hereof and the business of the Fund is continued pursuant to Section 6.1(a)(2) hereof, the former General Partner (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of the Fund pursuant to Section 6.1(a)(2) hereof, tender to the Fund all or any portion of its Interest. Within 30 days after the receipt of such notice, the Directors shall cause such Interest to be repurchased by the Fund for cash in an amount equal to the balance of the former General Partner's Capital Account or applicable portion thereof. If the former General Partner does not tender to the Fund all of its Interest as permitted by this Section 4.5(d), such Interest shall be thereafter deemed to be and shall be treated in all respects as the Interest of a Limited Partner.

(e) The General Partner may cause the Fund to repurchase Units of a Limited Partner or any person acquiring Units from or through a Limited Partner in the event that the General Partner determines or has reason to believe that:

     (1) such Units have been transferred in violation of Section 4.4 hereof, or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetence of a Partner;

     (2) ownership of such Units by a Partner or other person will cause the Fund to be in violation of, or require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities or commodities laws of the United States or any other relevant jurisdiction;

     (3) continued ownership of Units may be harmful or injurious to the business or reputation of the Fund, the Directors or the General
          Partner, or may subject the Fund or any of the Partners to an undue risk of adverse tax or other fiscal consequences;

     (4) any of the representations and warranties made by a Partner in connection with the acquisition of Units was not true when made or has ceased to be true; or

     (5) it would be in the best interests of the Fund, as determined by the General Partner, for the Fund to repurchase such Units.

(f) Repurchases of Units by the Fund shall be payable in cash, without interest, or, in the discretion of the Directors and subject to any applicable rules, in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the General
Partner may impose and shall be effective as of a date set by the General Partner after receipt by the Fund of all eligible written tenders of Units. The amount due to any Partner whose Units are repurchased shall be equal to the net asset value of the Units repurchased as of the effective date of repurchase, after giving effect to all allocations to be made to such Partner's Capital Account as of such date. Notwithstanding anything to the contrary in this Agreement, and subject to compliance with any applicable rules, a Partner may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to such Partner exceeds the percentage of that asset which is equal to the percentage in which such Partner shares in distributions from the Fund.

                                   ARTICLE V
                                     CAPITAL

5.1. CONTRIBUTIONS TO CAPITAL.

(a) The minimum initial contribution of each Partner to the capital of the Fund shall be $50,000 ($25,000 for employees or directors of the General Partner and its affiliates, and members of their immediate families, and, in the sole discretion of the General Partner, attorneys, accountants or other professional advisors engaged on behalf of the Fund, and members of their immediate families) or such other amount as the General Partner may determine from time to time. The amount of the initial Capital Contribution of each Partner shall be recorded by the General Partner upon acceptance as a contribution to the capital of the Fund.

(b) The Limited Partners may make additional contributions to the capital of the Fund effective as of such times and in such amounts as the General Partner may permit, but no Limited

Partner shall be obligated to make any additional contribution to the capital of the Fund except to the extent provided in Section 5.6 hereof.

(c) A General Partner may make additional contributions to the capital of the Fund effective as of such times and in such amounts as it may determine, and shall be required to make additional contributions to the capital of the Fund from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that the Fund will be treated as a partnership for Federal income tax purposes. Except as provided above or in the Delaware Act, no General Partner shall be required or obligated to make any additional contributions to the capital of the Fund.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the General Partner, (i) initial and any additional contributions to the capital of the Fund by any Partner shall be payable in cash or in such Securities that the General Partner, in its absolute discretion, may agree to accept on behalf of the Fund, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Fund shall charge each Partner making a contribution in Securities to the capital of the Fund such amount as may be determined by the General Partner not exceeding 2% of the value of such contribution in order to reimburse the Fund for any costs incurred by the Fund by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Partner in full at the time the contribution to the capital of the Fund to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

(e) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be increased or reduced by the General Partner.

(f) The Fund shall issue additional Units to Partners making additional contributions. The number of Units shall be determined by dividing the amount of the additional contribution by the net asset value per Unit as of the date the contribution is accepted.

5.2. RIGHTS OF PARTNERS TO CAPITAL. No Partner shall be entitled to interest on such Partner's contribution to the capital of the Fund, nor shall any Partner be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of all or a portion of such Partner's Units pursuant to Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.6(b) hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. No Partner shall be liable for the return of any such amounts. To the fullest extent permitted by applicable law, no Partner shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

5.3. CAPITAL ACCOUNTS.

(a) The Fund shall maintain a separate Capital Account for each Partner.

(b) Each Partner's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Partner's initial contribution to the capital of the Fund.

(c) Each Partner's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with
Section 7.3 hereof) constituting additional contributions by such Partner to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) any amount credited to such Partner's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

(d) Each Partner's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Partner or distributions to such Partner pursuant to Sections 4.5, 5.10 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Partner's Capital Account pursuant to Sections
5.4 through 5.6 hereof.

(e) In the event all or a portion of the Units of a Partner is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent of the transferred Units.

5.4. ALLOCATION OF NET PROFIT AND LOSS. Subject to Section 5.7 hereof, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Fund Percentages for such Fiscal Period.

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES.

(a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Partner, then the General Partner, without limitation of any other rights of the Fund or the General Partner, shall cause the amount of such obligation to be debited against the Capital Account of such Partner when the Fund pays such obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Partner and any successor to such Partner's Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand to the General Partner, the amount of such excess. A General Partner shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for such reduction or exemption; provided that in the event that the General Partner determines that a Partner is eligible for a refund of any withholding tax, the General Partner may, at the request and expense of such Partner, assist such Partner in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be charged to only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Partners as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

5.6. RESERVES.

(a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner, such reserves to be in the amounts which the General Partner in its sole discretion deem necessary or appropriate. The General Partner may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Partners at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Partners, then the amount of such reserve, increase, or decrease may instead, at the discretion of the General Partner, be charged or credited to those parties who were Partners at the time, as determined by the General Partner in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If any amount is required by Section 5.6(a) to be charged or credited to a party who is no longer a Partner, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the General Partner determines that such charge or credit is required. In the case of a charge, the former Partner shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that
(i) in no event shall a former Partner be obligated to make a payment exceeding the amount of such Partner's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Partner. To the extent that a former Partner fails to pay to the Fund, in full, any amount required to be charged to such former Partner pursuant to paragraph (a), the deficiency shall be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

5.7. ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS. To the extent that any debits pursuant to Sections 5.4 through 5.6 hereof would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits instead shall be allocated to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period which otherwise would be allocable pursuant to Sections 5.4 through 5.6 hereof to the Capital Account of any Limited Partner previously affected by the application of this Section 5.7 instead shall be allocated to the Capital Account of the General Partner in such amounts as are necessary to offset all previous debits attributable to such Limited Partner, pursuant to this Section 5.7, that have not been recovered.

5.8. ALLOCATIONS PRIOR TO CLOSING DATE. Any net cash profits or any net cash losses realized by the Fund from the purchase or sale of Securities during the period ending on the day prior to the Closing Date shall be allocated to the Capital Account of the General Partner. (No unrealized item of profit or loss shall be allocated pursuant to this Section 5.8 to the Capital Account of any Partner.)

5.9. TAX ALLOCATIONS. For each taxable year of the Fund, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such a manner as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior taxable years (or relevant portions thereof). Allocations under this Section 5.9 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Partners such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

     If the Fund realizes net capital gains for Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Fund pursuant to Articles IV or VI hereof, the General Partner may elect to allocate such net gains as follows: (i) to allocate such net gains among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated, and (ii) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in such manner as shall reflect equitably the amounts credited to such Partners' Capital Accounts.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which the total of such Partner's Capital Account as of such time exceeds such Partner's "adjusted tax basis," for Federal income tax purposes, in such Partner's Interest in the Fund as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death), and (ii) the term "Positive Basis Partner" shall mean any Partner who withdraws from the Fund and who has a Positive Basis as of the effective date of such Partner's withdrawal.

5.10. DISTRIBUTIONS.

(a) The General Partner may authorize the Fund to make distributions in cash or in kind at any time to all of the Partners on a pro rata basis in accordance with the Partners' Fund Percentages.

(b) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Partner shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account of such Partner.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Fund and the General Partner on behalf of the Fund shall not make a distribution to any Partner on account of such Partner's Interest in the Fund if such distribution would violate
Section 17-607 of the Delaware Act or other applicable law.

                                   ARTICLE VI
                           DISSOLUTION AND LIQUIDATION

6.1. DISSOLUTION.

(a) The Fund shall be dissolved if at any time there are no Limited Partners or upon the occurrence of any of the following events:

     (1) upon the affirmative vote to dissolve the Fund by both (i) the Directors and (ii) Partners holding at least two-thirds of the total number of votes eligible to be cast by all Partners;

     (2) upon either of (i) an election by the General Partner to dissolve the Fund or (ii) a General Partner ceasing to be a general partner of the Fund pursuant to Section 4.1 hereof (other than in conjunction with a Transfer of the Interest of a General Partner permitted by Section 4.3 hereof to a person who is admitted as a substitute General Partner pursuant to Section 2.6(a) hereof), unless (a) as to the event set forth in clause (ii) above, there is at least one other general partner of the Fund who is authorized to and does carry on the business of the Fund, and (b) as to either event, both the Directors and the Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners shall elect within 60 days after such event to continue the business of the Fund and a person to be admitted to the Fund, effective as of the date of such event, as an additional General Partner has agreed to make such contributions to the capital of the Fund as are required to be made pursuant to Section 5.1(c) hereof;

     (3) upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.11(c) hereof when no Director remains to continue the business of the Fund; or

     (4) upon the expiration of any two-year period which commences on the date on which any Limited Partner has submitted a written notice to the
          Fund requesting to tender such Partner's entire Interest for repurchase by the Fund if such Limited Partner has not been permitted to do so at any time during such period; or

     (5)  as required by operation of law.


     Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Partners may elect to continue the business of the Fund as provided above, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

(b) Except as provided in Section 6.1(a) hereof or in the Delaware Act, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to the Fund of a new Partner, the withdrawal of a Partner from the Fund, or the transfer by a Partner of such Partner's Interest to a third party shall not cause the Fund to dissolve.

6.2. LIQUIDATION OF ASSETS.

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the General Partner shall promptly liquidate the business and administrative affairs of the Fund, except that if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners shall promptly liquidate the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V hereof. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in such amount as the General Partner or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

     (1) the debts of the Fund, other than debts, liabilities or obligations to Partners, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Partners has been completed, shall first be paid on a pro rata basis;

     (2) such debts, liabilities or obligations as are owing to the Partners shall be paid next in their order of seniority and on a pro rata basis; and

     (3) the Partners shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Partners' Capital Accounts for the Fiscal Period ending on the date of the distributions under this
          Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, subject to the Delaware Act and the priorities set forth in Section 6.2(a), the General Partner or other liquidator may distribute ratably in-kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution. Notwithstanding anything to the contrary in this Agreement, the General Partner may compel a Partner to accept a distribution of any asset in-kind from the Fund notwithstanding that the percentage of the asset distributed to the Partner exceeds a percentage of that asset that is equal to the percentage in which such Partner shares in distributions from the Fund.

                                  ARTICLE VII
                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS.

(a) The Fund shall adopt for tax accounting purposes any accounting method which the General Partner shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

(b) After the end of each taxable year, the Fund shall furnish to each Partner such information regarding the operation of the Fund and such Partner's Interest as is necessary for Partners to complete Federal and state income tax or information returns and any other tax information required by federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Limited Partner a semi-annual report and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Partner such other periodic reports as it deems necessary or appropriate in its discretion.

(d) The General Partner shall notify the Directors of any change in the membership of the General Partner within a reasonable time after such change.

7.2. DETERMINATIONS BY GENERAL PARTNER.

(a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Partners.

(b) The General Partner may make such adjustments to the computation of Net Profit or Net Loss, or any components (withholding any items of income, gain, loss or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Partners.

7.3. VALUATION OF ASSETS.

(a) Except as may be required by the 1940 Act, the General Partner shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Portfolio Funds) as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Directors and which conform to the requirements of the 1940 Act. Assets of the Fund that are invested in Portfolio Funds managed by Sub-Advisers shall be valued in accordance with the terms and conditions of the respective agreements of the Portfolio Funds. Assets of the Fund invested in Portfolio Funds not managed by Sub-Advisers shall be valued at fair value, which ordinarily will be the net redemption value determined by their Portfolio Managers in accordance with the policies established by the relevant Portfolio Fund. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The net asset value of each Unit as of any date shall equal the net asset value of the Fund, determined as provided in Section 7.3(a), divided by the number of outstanding Units on such date.

(c) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Fund and the net asset value of the Fund and the Units determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF PARTNERSHIP AGREEMENT.

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940
Act), (ii) the General Partner and (iii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

(b)  Any amendment that would:


     (1) increase the obligation of a Partner to make any contribution to the capital of the Fund;

     (2)  reduce the Capital  Account of a Partner other than in accordance with
          Article V; or

     (3)  modify the events causing the dissolution of the Fund;

     may be made only if (i) the written consent of each Partner adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Limited Partner has received written notice of such amendment and (B) any Limited Partner objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the General Partner) to tender such Partner's entire Interest for repurchase by the Fund.

(c) The General Partner, at any time without the consent of the other Partners, may:

     (1)  restate this Agreement  together with any amendments hereto which have
          been  duly  adopted  in  accordance   herewith  to  incorporate   such
          amendments in a single, integrated document;

     (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Partner in any material respect; and

     (3) amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code, subject, however, to the limitation that any amendment to this Agreement pursuant to Sections 8.1(c)(2) or
          (3) hereof shall be valid only if approved by the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

(d) The General Partner shall give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Partner, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Partner upon request.

(e) The General Partner may, with the approval of the Directors, establish additional classes or series of interests in the Fund having such rights, privileges and obligations as shall be determined by the General Partner consistent with the 1940 Act and the Delaware Act.

8.2.     SPECIAL POWER OF ATTORNEY.

(a) Each Partner hereby irrevocably makes, constitutes and appoints the General Partner and each of the Directors, acting severally, and any liquidator of the Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

     (1) any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

     (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

     (3) all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the

          United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited partnership under the Delaware Act.

(b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Partner's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Partner agrees that, notwithstanding any objection which such Partner may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of the Fund's assets, appointed pursuant to
Section 6.2 hereof, and as such:

     (1)  shall  be   irrevocable   and   continue  in  full  force  and  effect
notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the General Partner, the Directors or any liquidator shall have had notice thereof; and

     (2) shall survive the delivery of a Transfer by a Partner of the whole or any portion of such Partner's Interest, except that where the transferee thereof has been approved by the General Partner for admission to the Fund as a substituted Partner, this power-of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect such substitution.

8.3. NOTICES. Notices which may or are required to be provided under this Agreement shall be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

8.5. APPLICABILITY OF 1940 ACT AND FORM N-2. THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT IS NOT INTENDED TO, AND DOES NOT, SET FORTH THE SUBSTANTIVE PROVISIONS CONTAINED IN THE 1940 ACT AND THE FORM N-2 WHICH AFFECT NUMEROUS ASPECTS OF THE CONDUCT OF THE FUND'S BUSINESS AND OF THE RIGHTS, PRIVILEGES AND OBLIGATIONS OF THE PARTNERS. EACH PROVISION OF THIS AGREEMENT SHALL BE SUBJECT TO AND INTERPRETED IN A MANNER CONSISTENT WITH THE APPLICABLE PROVISIONS OF THE 1940 ACT AND THE FORM N-2.

8.6. CHOICE OF LAW; ARBITRATION.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b) EACH PARTNER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN OR AMONG PARTNERS OR ONE OR MORE PARTNERS AND THE FUND IN CONNECTION WITH THE FUND OR ITS BUSINESSES OR CONCERNING ANY TRANSACTION, DISPUTE OR THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS OR ANY OTHER AGREEMENT, WHETHER ENTERED INTO PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW. EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND THAT THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c) CONTROVERSIES SHALL BE FINALLY SETTLED BY, AND ONLY BY, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") TO THE FULLEST EXTENT PERMITTED BY LAW. THE PLACE OF ARBITRATION SHALL BE NEW YORK, NEW YORK. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED BEFORE A PANEL OF THREE ARBITRATORS. THE PARTY OR PARTIES INITIATING ARBITRATION HEREUNDER SHALL APPOINT ONE ARBITRATOR IN THE DEMAND FOR
ARBITRATION. THE PARTY OR PARTIES AGAINST WHOM ARBITRATION IS SOUGHT SHALL JOINTLY APPOINT ONE ARBITRATOR WITHIN THIRTY BUSINESS DAYS AFTER NOTICE FROM THE AAA OF THE FILING OF THE DEMAND FOR ARBITRATION. THE TWO ARBITRATORS NOMINATED BY THE PARTIES SHALL ATTEMPT TO AGREE ON A THIRD ARBITRATOR WITHIN THIRTY BUSINESS DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR. IF THE TWO ARBITRATORS

FAIL TO AGREE ON THE THIRD ARBITRATOR WITHIN SUCH PERIOD, THEN THE AAA SHALL APPOINT THE THIRD ARBITRATOR WITHIN THIRTY BUSINESS DAYS FOLLOWING THE EXPIRATION OF SUCH PERIOD. ANY AWARD RENDERED BY THE ARBITRATORS SHALL BE FINAL AND BINDING ON THE PARTIES, AND JUDGMENT UPON ANY SUCH AWARD MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK AND/OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF OR HAVING JURISDICTION OVER THE PARTIES OR THEIR ASSETS. THIS ARBITRATION AGREEMENT SHALL NOT BE CONSTRUED TO DEPRIVE ANY COURT OF ITS JURISDICTION TO GRANT PROVISIONAL RELIEF (INCLUDING BY INJUNCTION OR ORDER OF ATTACHMENT) IN AID OF ARBITRATION PROCEEDINGS OR ENFORCEMENT OF AN AWARD. IN THE EVENT OF ARBITRATION AS PROVIDED HEREIN, THE ARBITRATORS SHALL BE GOVERNED BY AND SHALL APPLY THE SUBSTANTIVE (BUT NOT PROCEDURAL) LAW OF DELAWARE, TO THE EXCLUSION OF THE PRINCIPLES OF THE CONFLICTS OF LAW OF DELAWARE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE COMMERCIAL ARBITRATION RULES OF THE AAA. WHERE THOSE RULES ARE SILENT, THE PROCEDURE SHALL BE AS AGREED BY THE PARTIES, OR IN THE ABSENCE OF SUCH AGREEMENT, AS ESTABLISHED BY THE ARBITRATORS.

8.7. NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among past, present and future Partners and the Fund. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

8.8. CONSENTS. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9. MERGER AND CONSOLIDATION.

(a) The Fund may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 17-211(b) of the Delaware Act.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with
Section 17-211(b) of the Delaware Act may, to the extent permitted by Section 17-211(g) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new partnership agreement for the Fund if it is the surviving or resulting limited partnership in the merger or consolidation, or
(iii) provide that the partnership agreement of any other constituent partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.

8.10. PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11. CONFIDENTIALITY.

(a) A Limited Partner may obtain from the General Partner, for any purpose reasonably related to the Limited Partner's Interest in the Fund, such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the General Partner.

(b) Each Limited Partner covenants that, except as required by applicable law or any regulatory body, such Limited Partner will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, "Confidential Information") without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

(c) Each Partner recognizes that in the event that this Section 8.11 is breached by any Partner or any of its principals, partners, members, directors, officers, employees or agents or any of such Partner's affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Partners and the Fund may be entitled, such Partners also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys, fees and other litigation expenses incurred in connection therewith. If any non-breaching Partner or the Fund determines that any of the other Partners or any of such Partner's principals, partners, members, directors, officers, employees or agents or any of such Partner's affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

(d) The General Partner shall have the right to keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

8.12. CERTIFICATION OF NON-FOREIGN STATUS. Each Limited Partner or transferee of an Interest from a Limited Partner that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the General Partner may request, whether he is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Partner's status. Any Limited Partner who shall fail to provide such certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.13. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Partner agrees that it is the intention of the Partners that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.14. ENTIRE AGREEMENT. This Agreement (including any Schedules attached hereto which are incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     It is hereby acknowledged and agreed that the General Partner, without the approval of any Limited Partner, may enter into written agreements with Limited Partners, executed contemporaneously with the admission of such Limited Partners to the Fund, affecting the terms hereof in order to meet certain requirements of such Limited Partners. The parties hereto agree that any terms contained in any such other agreement with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

8.15. DISCRETION. To the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Limited Partners, or (ii) in its "good faith" or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.16. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGES [32-33] AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.11 ON PAGE [34].

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

GLOBAL ASSET MANAGEMENT (USA) INC.


By: /s/ Kevin J. Blanchfield
    ------------------------------
Name:  Kevin J. Blanchfield
Title: Chief Operating Officer


ORGANIZATIONAL LIMITED PARTNER

GAM SERVICES, INC.


By:  /s/ David A. Anderson
     ----------------------
Name:  David A. Anderson
Title: Managing Director

DIRECTORS:

/s/ Dr. Burkhard Poschadel
-----------------------------
Dr. Burkhard Poschadel

/s/ George W. Landau
--------------------
George W. Landau

/s/ Robert J. McGuire
------------------
Robert J. McGuire

/s/ Roland Weiser
------------------
Roland Weiser

LIMITED PARTNERS:

Each person who has signed, or has had signed on such person's behalf, a Limited Partner Signature Page, which shall constitute a counterpart hereof.